UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2009

ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0964500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, Connecticut	06455-0448
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 21, 2009, Zygo Corporation (“Zygo”) and J. Bruce Robinson, its Chief Executive Officer, entered into an Agreement (the “Agreement”), pursuant to which Mr. Robinson will transition from his role as Chief Executive Officer into a consulting position with Zygo. The Agreement provides for Mr. Robinson to retire from serving as the CEO and as a director of Zygo, and to commence his consulting position with the company, upon the retention by Zygo of a new Chief Executive Officer. This transition is expected to occur during Zygo’s current fiscal year. The Agreement also describes payments that Mr. Robinson may receive upon the achievement of certain strategic initiatives by Zygo.

A copy of the Agreement is attached as Exhibit 99.1.

A copy of the press release announcing the Agreement is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title
99.1	Agreement, dated as of October 21, 2009, by and among Zygo Corporation and J. Bruce Robinson +

99.2	Press Release, dated October 21, 2009, announcing Zygo Corporation’s entry into the Agreement

+ Confidential treatment has been requested for portions of this exhibit

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: October 27, 2009	By: /s/ WALTER A. SHEPHARD
Name: Walter A. Shephard
Title: Vice President Finance, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Agreement, dated as of October 21, 2009, by and among Zygo Corporation and J. Bruce Robinson +

99.2	Press Release, dated October 21, 2009, announcing Zygo Corporation’s entry into the Agreement

+ Confidential treatment has been requested for portions of this exhibit